Exhibit 10.1(g)

July 27, 2017

Pensare Acquisition Corp.

1720 Peachtree Street

Suite 629

Atlanta, GA 30309

EarlyBirdCapital, Inc.

366 Madison Avenue

New York, New York 10017

Re	Initial Public Offering

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Pensare Acquisition Corp., a Delaware corporation (the “Company”), and EarlyBirdCapital, Inc., as representative of the several underwriters (the “Underwriters”), relating to an underwritten initial public offering (the “Public Offering”), of 27,000,000 of the Company’s units (the “Units”), each comprised of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), one right to receive one-tenth of one share of Common Stock (each, a “Right”) and one-half of one warrant (each, a “Warrant”).  Each whole Warrant entitles the holder thereof to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment.  The Units shall be sold in the Public Offering pursuant to the registration statements on Form S-1, Nos. 333-219162 and 333-219518 and the prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”) and the Company has applied to have the Units listed on the NASDAQ Capital Market.  Certain capitalized terms used herein are defined in paragraph ten hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, hereby agrees with the Company as follows:

1.           The undersigned agrees that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, the undersigned shall vote all the Founder Shares owned by the undersigned and any shares acquired by the undersigned in the Public Offering or the secondary public market in favor of such proposed Business Combination.

2.           The undersigned hereby agrees that in the event that the Company fails to consummate a Business Combination within the time period set forth in the Company’s amended and restated certificate of incorporation, as the same may be amended from time to time, the undersigned shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the Common Stock sold as part of the Units in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Company to pay its franchise and income taxes, divided by the number of then outstanding Offering Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law.  The undersigned agrees that the undersigned will not propose any amendment to the Company’s amended and restated certificate of incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within the time period set forth in the Company’s amended and restated certificate of incorporation, as the same may be amended from time to time, unless the Company provides its Public Stockholders with the opportunity to redeem their shares of Common Stock upon approval of any such amendment at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes, divided by the number of then outstanding Offering Shares.

The undersigned acknowledges that the undersigned has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares.  The undersigned hereby further waives, with respect to any shares of the Common Stock held by the undersigned, any redemption rights the undersigned may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination or in the context of a tender offer made by the Company to purchase shares of the Common Stock (the undersigned shall be entitled to redemption and liquidation rights with respect to any shares of the Common Stock (other than the Founder Shares) the undersigned holds if the Company fails to consummate a Business Combination within 24 months from the date of the closing of the Public Offering.

3.           During the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the undersigned shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, with respect to any Units, shares of Common Stock, Rights, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by the undersigned, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, shares of Common Stock, Rights, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by the undersigned, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii). The undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer directed Units that the undersigned may purchase in the Public Offering.

4.           (a) In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, the undersigned hereby agrees that until the earliest of the Company’s initial Business Combination or liquidation, the undersigned shall present to the Company for its consideration, prior to presentation to any other entity, any target business that has a fair market value of at least 80% of the assets held in the Trust Account (excluding deferred underwriting commissions and taxes payable on the income accrued on the Trust Account), subject to any pre-existing fiduciary or contractual obligations the undersigned might have.

(b)         The undersigned hereby agrees not to participate in the formation of, or become an officer or director of, any other blank check company until the Company has entered into a definitive agreement with respect to a Business Combination or the Company has failed to complete a Business Combination within the required time period set forth in the Company’s amended and restated certificate of incorporation, as the same may be amended from time to time.

(c)         The undersigned hereby agrees and acknowledges that:  (i) each of the Underwriters and the Company would be irreparably injured in the event of a breach by the undersigned of his or her obligations in this Letter Agreement, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

5.           (a) On the date of the Prospectus, the Founder Shares will be placed into an escrow account maintained in New York, New York by Continental Stock Transfer & Trust Company, acting as escrow agent.

(b)         The undersigned agrees that it shall not effectuate any Transfer of Private Placement Warrants or Common Stock underlying such warrants, until after the completion of a Business Combination.

(c)         Notwithstanding the provisions of paragraph 5(b), Transfers of Private Placement Warrants are permitted to (a)  the Company’s officers, directors, consultants or their affiliates; (b)  to an entity’s members; (c)  to relatives and trusts for estate planning purposes; (d)  pursuant to a qualified domestic relations order; (e) by private sales made at or after the consummation of a Business Combination at prices no greater than the price at which the shares were originally purchased; or (f) to the Company for no value for cancellation in connection with the consummation of a Business Combination; provided, however, that in the case of clauses (a) through (e) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

6.           The undersigned’s biographical information furnished to the Company that is included in the Prospectus is true and accurate in all respects and does not omit any material information with respect to the undersigned’s background.  The undersigned’s questionnaire furnished to the Company is true and accurate in all respects.  The undersigned represents and warrants that:  the undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; the undersigned has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities; and the undersigned is not currently a defendant in any such criminal proceeding; and the undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

7.           Except as disclosed in the Prospectus, neither the undersigned nor any affiliate of the undersigned, shall receive any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is).

8.           The undersigned has full right and power, without violating any agreement to which the undersigned is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and to serve as an officer of the Company or as a director on the board of directors of the Company, as applicable, and hereby consents to being named in the Prospectus as an officer and/or director of the Company, as applicable. The undersigned agrees to be an officer and/or director of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company.

9.           The undersigned hereby agrees to not propose, or vote in favor of, an amendment to the Company’s amended and restated certificate of incorporation prior to the consummation of a Business Combination unless the Company provides holders of Offering Shares with the opportunity to have their shares redeemed upon such approval in accordance with the certificate of incorporation.

10.         As used herein, (i) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses or entities; (ii) “Founder Shares” shall mean the shares of Common Stock of the Company held by the initial stockholders of the Company prior to the consummation of the Public Offering; (iii) “Private Placement Warrants ” shall mean the Warrants to purchase 9,500,000 shares of Common Stock (or up to 10,512,500 shares of Common Stock if the Underwriters’ over-allotment option is exercised in full) that are acquired for an aggregate purchase price of $9,500,000 (or $10,512,500 if the Underwriters’ over-allotment option is exercised in full), or $1.00 per Warrant, in a private placement that shall occur simultaneously with the consummation of the Public Offering; (iv) “Public Stockholders” shall mean the holders of securities issued in the Public Offering; (v) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering shall be deposited; and (vi) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

11.         This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.  This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by the parties hereto.

12.         No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party.  Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.  This Letter Agreement shall be binding on the undersigned and each of their respective successors, heirs, personal representatives and assigns.

13.         This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.  The parties hereto (i) agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

14.         Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

15.         The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the Public Offering. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its stockholders or any creditor or vendor of the Company with respect to the subject matter hereof.

16.         This Letter Agreement shall terminate on the earlier of (i) the consummation of the Business Combination or (ii) the liquidation of the Company; provided, however, that such termination shall not relieve the undersigned from liability for any breach of this agreement prior to its termination.

[Signature page follows]

Sincerely,

By:	/s/ Dennis Lockhart
Name: Dennis Lockhart

Acknowledged and Agreed:

PENSARE ACQUISITION CORP.

By:	/s/ Darrell J. Mays
Name: Darrell J. Mays
Title: Chief Executive Officer

EARLYBIRDCAPITAL, INC.

By:	/s/ Steven Levine
Name: Steven Levine
Title: Chief Executive Officer

[Signature Page to Letter Agreement]